Exhibit 99.1

ADIENT

PRESS RELEASE
Feb. 7, 2024

Adient reports Q1 financial results; reaffirms FY24 outlook

- Q1 GAAP net income and EPS diluted of $20M and $0.21, respectively; Q1 Adj.-EPS diluted of $0.31
- Q1 Adj.-EBITDA of $216M, up $4M y-o-y, the seventh consecutive quarter of y-o-y improvement
- Gross debt and net debt totaled ~$2.5B and ~$1.6B, respectively, at December 31, 2023; cash and cash equivalents of $990M at December 31, 2023
- The company executed $100M of share repurchases, retiring ~3M shares in the quarter
- Business performance continues to improve, building on the positive momentum established in FY23, supporting expectation for improved y-o-y earnings and margin in FY24

FIRST QUARTER 2024 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,660M**	**$111M**	**$20M**	**$0.21**
vs. Q1 23	(1)%	(3)%	67%	62%
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$131M**	**$216M**	**$29M**	**$0.31**
vs. Q1 23	(3)%	2%	(12)%	(9)%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

"The company successfully navigated UAW strike-related disruptions through an unwavering focus on day-to-day execution. We continue to meet the needs of our customers through consistent performance and commitment to operational excellence."

— Jerome Dorlack, President and Chief Executive Officer

CONTINUED FOCUS ON OPERATIONAL EXECUTION DRIVES BUSINESS PERFORMANCE

The momentum established in FY23 continued in Q1FY24 as the company's disciplined strategy enabled improved business performance despite UAW strike related production stoppages at certain of Adient's customers in the Americas. For the quarter, Adient's Adj.-EBITDA totaled $216M, up $4M compared to Q1FY23 (Adj.-EBITDA margin of 5.9%, up 20 bps compared to Q1FY23). Although the strike-related production disruptions impacted the quarter by about $25M, Adient's diverse customer and portfolio mix helped lessen the impact and resulted in earnings in-line with the company's expectations. Adient continues to expect improved y-o-y earnings and margin in FY24 vs. FY23.

ADIENT'S MANAGEMENT HIGHLIGHTS GROWTH DRIVERS AND EFFICIENCY INITIATIVES TO INVESTORS

In December, Adient management hosted investors at its Plymouth headquarters. Key highlights of the visit included an overview of certain examples of the increasing content in seating that is expected to accelerate across customers and geographies. The company demonstrated several processes to accommodate the increased complexity while driving efficiencies, including leveraging the company's world-class footprint for modular assembly and long-distance JIT – processes that are in production in the current fiscal year.

RETURN OF CAPITAL TO SHAREHOLDERS SUPPORTED BY THE COMPANY'S STRONG AND FLEXIBLE BALANCE SHEET

Adient's cash and cash equivalents at Dec. 31, 2023 totaled $990M. The company's strong cash balance and expectations for additional cash generation underpinned the continuation of the company's balanced capital allocation strategy. During Q1FY24, the company repurchased ~3M shares, using $100M of cash. All repurchased shares were retired. Recognizing Adient's improving earnings, ability to generate cash and flexible balance sheet, S&P Global and Moody's upgraded the company's corporate credit ratings in December and January, respectively. Adient's balance sheet strength and financial performance enabled the company to amend and extend its Term Loan B subsequent to the quarter -- reducing the cost and increasing the average tenor of outstanding debt from 4.2 to 4.8 years.

ADIENT RELEASES 2023 SUSTAINABILITY REPORT

Creating a sustainable future **together**

Adient's commitment to environmental, social and governance goals remains foundational to a long-term sustainable transformation. In early 2024, Adient published its 2023 Sustainability Report, outlining the company's continued journey towards its sustainability goals. Among other accomplishments, the company affirmed its commitment to 100% renewable electricity sources at its manufacturing sites by 2035 and carbon neutrality for scope 1 & 2 emissions at its manufacturing sites by 2040. Read more about Adient's 2023 Sustainability Report on page 3.

"Continuing the momentum established last year, Adient delivered solid Q1FY24 results. The $100M returned to shareholders through repurchases during the quarter demonstrates the company's confidence in the future and commitment to enhancing shareholder value."

— Mark Oswald, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q1 2024	Q1 2023	Q1 2024	Q1 2023	Q1 2024	Q1 2023
$80M	$69M	**$45M**	$28M	**$114M**	$138M

Americas: For the quarter, the y-o-y increase was driven by improved business performance, partially offset by increased net commodities (resulting from timing of commercial recoveries), lower volume and mix and FX headwinds.

EMEA: For the quarter, the y-o-y increase was primarily driven by improved business performance, currency movements between periods and improved net commodities.

Asia: For the quarter, the y-o-y decrease was driven by timing of commerical recoveries, end of production of certain programs and launch of new programs. Partially offsetting these headwinds were improved labor and overhead and favorable net commodity costs.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q1 2024	Q1 2023		12/31/23	9/30/23
OPERATING CASH FLOW	**$41M**	$44M	CASH & CASH EQUIVALENTS	**$990M**	**$1,110M**
CAPITAL EXPENDITURES	**$(55)M**	$(61)M	TOTAL DEBT	**$2,547M**	**$2,535M**
FREE CASH FLOW	**$(14)M**	$(17)M	NET DEBT	**$1,557M**	**$1,425M**

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q1 KEY OPERATING METRICS

		Q1 2024	Q1 2023	
SALES	CONSOLIDATED	**$3,660M**	$3,699M	Q1FY24 revenues slightly lower resulting from UAW strike-related work stoppages at certain customers in the Americas region.
SALES	UNCONSOLIDATED	**$1,037M**	$976M	Q1FY24 unconsolidated revenues were higher driven by increased production volumes in China and the deconsolidation of our Langfang entity. Adjusting for FX, unconsolidated revenues up ~10%.
	ADJUSTED EQUITY INCOME*	**$25M**	$27M	Q1FY24 equity income was slightly lower driven in part by a revised pricing agreement between the partners in Adient's Keiper joint venture.
	ADJUSTED INTEREST EXPENSE*	**$44M**	$41M	Adjusted interest expense in line with internal expectations given the company's debt and cash position.
	ADJUSTED INCOME TAX EXPENSE*	**$29M**	$37M	Adjusted income tax expense in line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain tax jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2024 OUTLOOK

Consolidated sales	~$15.4B-$15.5B	Interest expense	~$185M Memo: cash interest ~$195M
Adj.-EBITDA	~$985M	Cash taxes	~$105M
Equity income (included in Adj.-EBITDA)	~$70M	Capital expenditures	~$310M
		Free cash flow	~$300M

FY24 guidance updated to reflect Adient's YTD results through Dec. 31, 2023 and current market conditions (including revised production forecast and FX movements). Consistent with expectations heading into FY24, Adient continues to expect earnings and margin growth in FY24 vs FY23 -- underpinned by continued improvement in business performance.

Reconciliations of non-GAAP measures related to FY2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Adient progresses on its sustainability journey

2023 SUSTAINABILITY REPORT HIGHLIGHTS ACCOMPLISHMENTS AND COMMITMENTS

ADIENT
2023 Sustainability Report
on Environmental, Social and Governance (ESG)

Adient recently released its fourth annual sustainability report, which details the company's environmental, social and governance (ESG) goals and actions. In fiscal year 2023, Adient sites across the globe implemented 1,336 continuous improvement projects, including 449 energy-saving projects that will save an estimated 70 million kWh of energy each year. As of Sept. 30, 2023, Adient is attributing 26 % of its total energy consumption to renewable electricity sources and is targeting 2035 to be reliant on 100 % renewable electricity at its manufacturing sites. Additionally, by 2040, Adient aspires to reach carbon neutrality at its manufacturing sites for scope 1 and 2 greenhouse gas emissions. To view and download Adient's 2023 Sustainability Report, click here.

ADIENT RECOGNIZED WITH DEI AWARDS FROM CADIA

CADIA
CADIA
CADIA
CADIA

Image courtesy of CADIA/Nadir Ali

Adient's Wes Porter, Lisa DeBone and Women's Resource Network (WRN) business resource group were recently recognized at the Center for Automotive Diversity, Inclusion and Advancement's (CADIA) 2023 Impact Awards for excellence in and commitment to DEI. CADIA is a mission-driven, member-oriented organization that provides diversity, equity and inclusion tools, networks, insights and practical advice to companies in the auto-mobility space.

ADIENT SWEDEN CURBS EMISSIONS WITH HVO BIODIESEL

Adient recently completed a project transitioning some of its transportation lanes in Sweden from diesel fuel to hydrotreated vegetable oil, or HVO — a high-quality, paraffinic, diesel-like biofuel that is fossil-free, renewable and sustainable. HVO is a drop-in alternative to regular diesel, meaning most vehicles that can run on traditional diesel fuel can also run safely on HVO. The purchasing team estimates these changes will prevent roughly 115 metric tons of greenhouse gas emissions from entering the atmosphere each year. Because of the success of this project, Adient is exploring a similar project in the U.K. in 2024.

Additional information about Adient's corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Eric Deighton
Investor Relations
+1 734 254 4331
eric.r.deighton@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates and volatile currency exchange rates) on the global economy, work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to execute its restructuring plans and achieve the desired benefit, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, and the ability of Adient to achieve its ESG-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 17, 2023, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2023	2022
Net sales	$3,660	$3,699
Cost of sales	3,414	3,468
Gross profit	246	231
Selling, general and administrative expenses	147	138
Restructuring and impairment costs	11	7
Equity income	23	28
Earnings before interest and income taxes	111	114
Net financing charges	44	41
Other pension expense	2	9
Income before income taxes	65	64
Income tax provision (benefit)	20	31
Net income	45	33
Income attributable to noncontrolling interests	25	21
Net income attributable to Adient	$20	$12

Diluted earnings per share	$0.21	$0.13

Shares outstanding at period end	91.2	95.4
Diluted weighted average shares	93.6	95.9

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,	September 30,
(in millions)	2023	2023
Assets
Cash and cash equivalents	$990	$1,110
Accounts receivable - net	1,661	1,874
Inventories	833	841
Other current assets	590	491
Current assets	4,074	4,316

Property, plant and equipment - net	1,401	1,382
Goodwill	2,138	2,094
Other intangible assets - net	401	408
Investments in partially-owned affiliates	322	303
Assets held for sale	7	7
Other noncurrent assets	954	914
Total assets	$9,297	$9,424

Liabilities and Shareholders' Equity
Short-term debt	$144	$134
Accounts payable and accrued expenses	2,751	2,926
Other current liabilities	653	678
Current liabilities	3,548	3,738

Long-term debt	2,403	2,401
Other noncurrent liabilities	673	682
Redeemable noncontrolling interests	57	57
Shareholders' equity attributable to Adient	2,285	2,228
Noncontrolling interests	331	318
Total liabilities and shareholders' equity	$9,297	$9,424

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
(in millions)	2023	2022
Operating Activities
Net income attributable to Adient	$20	$12
Income attributable to noncontrolling interests	25	21
Net income	45	33
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation	72	69
Amortization of intangibles	11	12
Pension and postretirement benefit expense (benefit)	3	9
Pension and postretirement contributions, net	(10)	(3)
Equity in earnings of partially-owned affiliates, net of dividends received	(6)	(16)
Deferred income taxes	(6)	(1)
Equity-based compensation	13	8
Other	—	(3)
Changes in assets and liabilities:
Receivables	234	167
Inventories	29	22
Other assets	(81)	(47)
Restructuring reserves	(9)	(27)
Accounts payable and accrued liabilities	(256)	(191)
Accrued income taxes	2	12
Cash provided (used) by operating activities	41	44
Investing Activities
Capital expenditures	(55)	(61)
Sale of property, plant and equipment	14	15
Business acquisitions	—	(6)
Proceeds from business divestitures, net	(3)	3
Other	—	(1)
Cash provided (used) by investing activities	(44)	(50)
Financing Activities
Increase (decrease) in short-term debt	5	—
Increase (decrease) in long-term debt	—	2
Repayment of long-term debt	—	(2)
Debt financing costs	—	(7)
Share repurchases	(100)	—
Dividends paid to noncontrolling interests	(48)	(50)
Share based compensation and other	(12)	(12)
Cash provided (used) by financing activities	(155)	(69)
Effect of exchange rate changes on cash and cash equivalents	38	29
Increase (decrease) in cash and cash equivalents	$(120)	$(46)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended December 31,
(in millions)	2023	2022
Net Sales
Americas	$1,647	$1,724
EMEA	1,268	1,182
Asia	770	821
Eliminations	(25)	(28)
Total net sales	$3,660	$3,699

	Three Months Ended December 31,
(in millions)	2023	2022
Adjusted EBITDA
Americas	$80	$69
EMEA	45	28
Asia	114	138
Corporate-related costs (1)	(23)	(23)
Restructuring and impairment costs (2)	(11)	(7)
Purchase accounting amortization (3)	(11)	(12)
Restructuring related activities (4)	9	(3)
Stock based compensation (12)	(13)	(8)
Depreciation	(72)	(69)
Other items (5)	(7)	1
Earnings before interest and income taxes	$111	$114
Net financing charges	(44)	(41)
Other pension income (expense)	(2)	(9)
Income before income taxes	$65	$64

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share:

	Three Months Ended December 31,
(in millions, except per share data)	2023	2022
Income available to shareholders
Net income attributable to Adient	$20	$12

Weighted average shares outstanding
Basic weighted average shares outstanding	92.9	95.1
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	0.7	0.8
Diluted weighted average shares outstanding	93.6	95.9

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow, Net debt, and Net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.
•	Net leverage ratio is calculated as net debt divided by LTM Adjusted EBITDA

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended December 31,
	2023			2022
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,660	$—	$3,660	$3,699	$—	$3,699
Cost of sales (6)	3,414	(1)	3,413	3,468	(1)	3,467
Gross profit	246	1	247	231	1	232
Selling, general and administrative expenses (7)	147	(6)	141	138	(14)	124
Restructuring and impairment costs (2)	11	(11)	—	7	(7)	—
Equity income (8)	23	2	25	28	(1)	27
Earnings before interest and income taxes (EBIT)	111	20	131	114	21	135

Memo accounts:
Depreciation			72			69
Equity based compensation			13			8
Adjusted EBITDA			$216			$212

Net financing charges	44	—	44	41	—	41
Other pension expense (income)	2	—	2	9	(8)	1
Income before income taxes	65	20	85	64	29	93
Income tax provision (benefit) (9)	20	9	29	31	6	37
Net income attributable to Adient	20	9	29	12	21	33
Diluted earnings per share	0.21	0.10	0.31	0.13	0.21	0.34
Diluted weighted average shares	93.6	—	93.6	95.9	—	95.9

Appendix

Segment Performance:

	Three months ended December 31, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,647	$1,268	$770	$(25)	$3,660

Adjusted EBITDA	$80	$45	$114	$(23)	$216

Adjusted EBITDA margin	4.9%	3.5%	14.8%	N/A	5.9%

	Three months ended December 31, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,724	$1,182	$821	$(28)	$3,699

Adjusted EBITDA	$69	$28	$138	$(23)	$212

Adjusted EBITDA margin	4.0%	2.4%	16.8%	N/A	5.7%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended December 31,
(in millions)	2023	2022
Adjusted EBITDA	$216	$212

Less: Adjusted Equity Income	25	27

Adjusted EBITDA Excluding Adjusted Equity Income	$191	$185
% of Sales	5.2%	5.0%

The following table reconciles income before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended December 31,
	2023			2022
(in millions, except effective tax rate)	Income before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$65	$20	30.8%	$64	$31	48.4%
Adjustments (9)	20	9	45.0%	29	6	20.7%
As adjusted	$85	$29	34.1%	$93	$37	39.8%

Appendix

The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended December 31,
(in millions)	2023	2022
Net income attributable to Adient	$20	$12
Restructuring and impairment costs (2)	11	7
Purchase accounting amortization (3)	11	12
Restructuring related activities (4)	(9)	3
Pension mark-to-market and curtailment/settlement (gain)/loss (11)	—	8
Other items (5)	7	(1)
Impact of adjustments on noncontrolling interests (10)	(2)	(2)
Tax impact of above adjustments and other tax items (9)	(9)	(6)
Adjusted net income attributable to Adient	$29	$33

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share.

	Three Months Ended December 31,
	2023	2022
Diluted earnings per share as reported	$0.21	$0.13
Restructuring and impairment costs (2)	0.12	0.07
Purchase accounting amortization (3)	0.12	0.12
Restructuring related activities (4)	(0.10)	0.03
Pension mark-to-market and curtailment/settlement (gain)/loss (11)	—	0.08
Other items (5)	0.07	(0.01)
Impact of adjustments on noncontrolling interests (10)	(0.02)	(0.02)
Tax impact of above adjustments and other tax items (9)	(0.09)	(0.06)
Adjusted diluted earnings per share	$0.31	$0.34

Appendix

The following table presents calculations of net debt and net leverage ratio:

	December 31,	September 30,
(in millions)	2023	2023
Cash	$990	$1,110
Total debt	2,547	2,535
Net debt	1,557	1,425
LTM Adjusted EBITDA	$942	$938
Net leverage ratio	1.65	1.52

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2023	2022
Operating cash flow	$41	$44
Capital expenditures	(55)	(61)
Free cash flow	$(14)	$(17)

The following table reconciles adjusted EBITDA excluding adjusted equity income to free cash flow:

	Three Months Ended December 31,
(in millions)	2023	2022
Adjusted EBITDA excluding adjusted equity income	$191	$185
Dividend	16	12
Restructuring (cash)	(10)	(30)
Net customer tooling	(17)	(14)
Trade working capital (Net AR/AP + Inventory)	111	46
Accrued compensation	(64)	(28)
Interest paid	(60)	(24)
Tax refund/taxes paid	(24)	(20)
Non-income related taxes (VAT)	(28)	(19)
Commercial settlements	16	(17)
Capitalized engineering	(17)	(25)
Prepaids	(19)	(24)
Other	(54)	2
Operating cash flow	41	44
Capital expenditures	(55)	(61)
Free cash flow	$(14)	$(17)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and one-time asset impairments, as follows:

	Three Months Ended December 31,
(in millions)	2023	2022
Restructuring charges	$(11)	$(7)
	$(11)	$(7)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with a gain on sale of a restructured facility in the America's segment for three months ended December 31, 2023, as follows:

	Three Months Ended December 31,
(in millions)	2023	2022
Restructuring related charges	$(1)	$(3)
Gain on sale of restructured facility	10	—
	$9	$(3)

(5) Other items include:

	Three Months Ended December 31,
(in millions)	2023	2022
Non-recurring contract related settlement	$3	$—
One-time divestiture related tax impact at an affiliate	(2)	—
Loss on business divestiture	(8)	—
Transaction costs	—	(1)
Adjustment to nonconsolidated partially-owned affiliates	—	1
Brazil indirect tax recoveries	—	1
	$(7)	$1

(6) The adjustments to cost of sales include:

	Three Months Ended December 31,
(in millions)	2023	2022
Restructuring related activities	$(1)	$(2)
Brazil indirect tax recoveries	—	1
	$(1)	$(1)

Appendix

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended December 31,
(in millions)	2023	2022
Purchase accounting amortization	$(11)	$(12)
Loss on business divestiture	(8)	—
Gain on sale of restructured facility	10	—
Non-recurring contract related settlement	3	—
Transaction costs	—	(1)
Restructuring related activities	—	(1)
	$(6)	$(14)

(8) The adjustments to equity income include:

	Three Months Ended December 31,
(in millions)	2023	2022
One-time divestiture related tax impact at an affiliate	$2	$—
Adjustment to nonconsolidated partially-owned affiliates	—	(1)
	$2	$(1)

(9) The adjustments to income tax provision (benefit) include:

	Three Months Ended December 31,
(in millions)	2023	2022
Tax audit closures and statute expirations	$(7)	$(3)
Amortization	(2)	(2)
Pension curtailment loss	—	(2)
Other reconciling items	—	1
	$(9)	$(6)

(10) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests. In addition, during the first quarter of fiscal 2024, a $5 million adjustment was recorded to increase income attributable to noncontrolling interest related to the three months ended September 30, 2023.

(11) During the three months ended December 31, 2022, Adient recorded an $8 million curtailment loss associated with employee termination benefit plans in the Americas segment.

(12) During the three months ended December 31, 2023, a $5 million adjustment was recorded to increase equity-based compensation expense related to a retired executive's equity awards which should have been recognized in prior periods.